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                                                                   EXHIBIT 10.97

                                                                  EXECUTION COPY

                 ASSUMPTION REINSURANCE AND MARKETING AGREEMENT

      This Assumption Reinsurance and Marketing Agreement (this "Agreement"), dated October 8, 2004, is among The Chesapeake Life Insurance Company ("CHESAPEAKE"), an Oklahoma domiciled health and life insurance corporation and an indirect wholly owned subsidiary of UICI; HealthMarket Inc., a Delaware corporation ("HMI"); and American Travelers Assurance Company ("ATAC"), a District of Columbia domiciled health and life insurance company and a wholly owned subsidiary of HMI. This Agreement shall be effective as of the Effective Date (as such term is hereinafter defined).

      WHEREAS, The MEGA Life and Health Insurance Company ("MEGA") (a wholly owned subsidiary of UICI and the direct parent of CHESAPEAKE), HMI and a wholly owned subsidiary of HMI have entered into an Asset Purchase Agreement, dated as of September 3, 2004 (the "Asset Purchase Agreement"), pursuant to which MEGA has agreed, subject to the terms and conditions thereof, to purchase certain of the operating assets of HMI, subject to certain liabilities, all as more particularly described therein;

      WHEREAS, the Asset Purchase Agreement does not contemplate the purchase by MEGA of any interest in the capital stock of ATAC;

      WHEREAS, pursuant to the terms of a Services Agreement (the "Services Agreement"), dated as of April 30, 2002, as amended as of December 31, 2003, HMI currently provides administrative and other services to ATAC;

      WHEREAS, pursuant to the terms of the Asset Purchase Agreement, HMI will assign all of its right, title and interest in and to, and MEGA will agree to assume HMI's obligations under, such Services Agreement;

      WHEREAS, subject to the terms and conditions hereof, ATAC desires to cede, and CHESAPEAKE desires to reinsure on an assumption basis, 100% of the liability associated with the ATAC Assumed Policies (as such term is hereinafter set forth);

      WHEREAS, UICI, MEGA, CHESAPEAKE and HMI believe that, following the assumption reinsurance of the ATAC Assumed Policies as herein contemplated, it would be in the best interests of ATAC policyholders to enroll in a policy underwritten by CHESAPEAKE after the close of the transaction contemplated by the Asset Purchase Agreement, because CHESAPEAKE's A.M Best rating of "A-" and its strong capital position can provide increased security to current customers of ATAC; and

      WHEREAS, UICI, MEGA, CHESAPEAKE and HMI further believe that enabling existing ATAC customers to receive substantially similar benefits and coverage as provided by their existing in-force policies, including accumulated benefits in their Health Reimbursement Accounts, will be in the best interest of ATAC policyholders.

      NOW THEREFORE, for and in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. As used in this Agreement, the following capitalized terms shall have the respective meanings hereafter set forth:

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      "Affiliate" of any Person shall mean and include any Person who controls, is controlled by or is under common control with such Person.

      "ATAC Assumed Policies" shall mean all the policies and certificates of group health insurance with respect to groups of 75 or fewer subscribers directly issued by ATAC as a result of applications written by or on behalf of ATAC, as more particularly set forth in Exhibit A attached hereto and made a part hereof.

      "CHESAPEAKE Issued Policy" shall mean a policy or certificate of group health insurance with respect to groups of 75 or fewer subscribers directly issued by CHESAPEAKE in replacement or upon conversion of ATAC Assumed Policies in accordance with Section 8 hereof.

      "Computation Period" shall have the meaning assigned to it in Section 8.3 hereof.

      "Effective Date" shall mean the later of (a) November 1, 2004, or (b) such date as the parties shall have received applicable regulatory approvals for the transactions contemplated hereby (including without limitation written confirmation from the Texas Department of Insurance that, following the transaction contemplated hereby, neither CHESAPEAKE nor the ATAC Assumed Policies will be subject to the Texas reinsurance pool).

      "Incurred Claims" shall mean with respect to the ATAC Assumed Policies claims paid for services rendered on or after the Effective Date plus any and all outstanding claim liabilities (reserves) associated with such claims.

      "Membership Med-Loss Ratio" shall mean, with respect to ATAC Assumed Policies and calculated with respect to the Computation Period, the ratio of (a) medical benefits incurred during the Computation Period (including medical claims, prescription drug claims and care management fees paid) to (b) earned premium for the Computation Period.

      "Person" shall mean an individual, a corporation, partnership, limited liability company, trust, unincorporated association or any other legal entity.

      2.    Cession and Transfer by ATAC. As of the Effective Date:

            2.1. ATAC agrees to transfer, assign, cede, deliver and convey to CHESAPEAKE all of the rights, privileges and prerogatives of ATAC in and to the ATAC Assumed Policies.

            2.2. ATAC agrees to cooperate with CHESAPEAKE with respect to the transfer of any records relating to or pertinent to the ATAC Assumed Policies that may be in the possession of ATAC.

            2.3. ATAC further agrees to use it best efforts to ensure that any reinsurance (other than the Texas voluntary reinsurance pool) that is in force with respect to the ATAC Assumed Policies on the Effective Date shall continue in force in accordance with its terms and be assigned to CHESAPEAKE.

            2.4. ATAC agrees to and does hereby assign and transfer to CHESAPEAKE all liability owing to agents for commissions that become due on or after the Effective Date as to the ATAC Assumed Policies.

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      3.    Assumption of Obligations by CHESAPEAKE. As of the Effective Date,
CHESAPEAKE agrees to fully reinsure and assume all of the rights and liabilities of ATAC (including but not limited to the liability for agents' commissions) under and or relating to the ATAC Assumed Policies and reinsurance agreements or treaties related thereto, incurred on or after the Effective Date, subject in each and every case to any and all defenses or offsets against claims and actions under such ATAC Assumed Policies that would have been available to ATAC had the parties not entered into this Agreement.

      4.    Premium Payment and Transfer of Funds.

            4.1. On and after the Effective Date, CHESAPEAKE shall be entitled to collect, retain and invest an amount equal to 100% of the premiums collected on the ATAC Assumed Policies less premiums refunded and commissions paid; provided, however, that CHESAPEAKE shall reimburse and/or hold ATAC harmless from and with respect to premium taxes or other taxes or assessments levied against or with respect to such premiums.

            4.2. CHESAPEAKE shall fund and maintain proper reserves against the liabilities relating to the ATAC Assumed Policies for obligations incurred on or after the Effective Date in accordance with applicable statutory requirements. CHESAPEAKE's assets constituting statutory reserves may be invested as permitted by applicable statutes and regulations. CHESAPEAKE shall be entitled to all income from any and all sources derived from premiums paid with respect to the ATAC Assumed Policies.

            4.3. ATAC shall fund and maintain proper reserves against the liabilities relating to the ATAC Assumed Policies for obligations incurred before the Effective Date in accordance with applicable statutory requirements. ATAC's assets constituting statutory reserves may be invested as permitted by applicable statutes and regulations.

      5. Notice to Policyholders and Administration. CHESAPEAKE agrees that it will issue and mail a Certificate of Assumption or a Notice of Transfer (each substantially in the forms attached hereto as Exhibit B and Exhibit C, respectively) as soon as is practicable after the Effective Date to each owner of an ATAC Assumed Policy at the owner's address last shown on the books and records of ATAC. As provided in the Services Agreement, MEGA (as assignee of HMI's rights and obligations under the Services Agreement) shall continue to collect premiums due and otherwise continue to administer the business with respect to coverage afforded under such ATAC Assumed Policies.

      6. Regulatory Approvals. It is understood and agreed that any required submission and approval of this Agreement or the transactions contemplated hereby to any applicable regulatory agency shall be the joint responsibility of CHESAPEAKE and HMI. CHESAPEAKE and HMI will cooperate in this process and be available for consultations, as necessary, with the applicable regulatory agencies. Without limiting the generality of the foregoing, ATAC shall undertake and be responsible for any and all regulatory compliance actions that may be required in connection with such approval.

      7. Other Rights and Duties.

            7.1. On and after the Effective Date, CHESAPEAKE through its duly authorized representatives shall have the right to obtain and retain all records, books and data of ATAC relating to the ATAC Assumed Policies (including such records, books and data that may be essential to the proper administration of the business covered by this Agreement), to administer the business assumed hereunder, and to take any and all such other action as it shall deem necessary to effect the proper transfer of the administration of the ATAC Assumed Policies to

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CHESAPEAKE in accordance with the terms of this Agreement and the Services
Agreement. CHESAPEAKE shall, whenever reasonably requested by ATAC, permit ATAC to have access to such records, books and data turned over to CHESAPEAKE pursuant to this Agreement as may be required by ATAC in connection with any audit or investigation by any governmental authority, or any matter relating to insurance coverage or third party claims. CHESAPEAKE shall preserve and maintain such records, books and data for at least three (3) years after the Effective Date or such longer period as shall be required under applicable law and regulations.

      7.2. On and after the Effective Date, ATAC agrees to cooperate with CHESAPEAKE in the transfer of the administration of such business to CHESAPEAKE.

8.    Conversion of ATAC Assumed Policies.

      8.1. On and after the Effective Date and otherwise in accordance with and subject to the terms of this Section 8, CHESAPEAKE shall market to and solicit, at an appropriate premium rate, insureds under each and every ATAC Assumed Policy in an effort to convert such ATAC Assumed Policy to a CHESAPEAKE Issued Policy on such date as and when such ATAC Assumed Policy is, in accordance with its terms, subject to renewal.

      8.2. Subject to adjustment as hereinafter set forth, CHESAPEAKE agrees to pay to HMI a fee (the "Replacement Fee") in an amount equal to 15% of annualized premium associated with each CHESAPEAKE Issued Policy, such fee to be paid in cash on the last day of the calendar month immediately following the month during which CHESAPEAKE first receives premium with respect to such CHESAPEAKE Issued Policy.

      8.3. As hereinafter provided, the Replacement Fee payable by CHESAPEAKE with respect to a CHESAPEAKE Issued Policy will be adjusted upward or downward based on the cumulative performance of the corresponding ATAC Assumed Policy during the period commencing on the Effective Date and ending on the date of issue of such CHESAPEAKE Issued Policy (the "Computation Period").

            8.3.1. The Replacement Fee payable with respect to a CHESAPEAKE Issued Policy shall be adjusted on a dollar-for-dollar basis downward in an amount equal to the positive difference (if any) between (a) the actual Incurred Claims with respect to the corresponding ATAC Assumed Policy during the Computation Period and (b) the Incurred Claims that would have been paid with respect to such ATAC Assumed Policy during the Computation Period assuming the Membership Med-Loss Ratio during the Computation Period was 78.0%; or

            8.3.2. The Replacement Fee payable with respect to a CHESAPEAKE Issued Policy shall be adjusted on a dollar-for-dollar basis upward in an amount equal to the positive difference (if any) between (a) the Incurred Claims that would have been paid with respect to the corresponding ATAC Assumed Policy assuming the Membership Med-Loss Ratio during the Computation Period was 77.0% and (b) the actual Incurred Claims with respect to such ATAC Assumed Policy during the Computation Period; or

            8.3.3. There shall be no adjustment to the Replacement Fee if the terms of neither Sections 8.3.1 nor 8.3.2 shall be applicable.

      8.4. The calculation of the aggregate adjustments to the Replacement Fee with respect to all CHESAPEAKE Issued Policies shall occur on a quarterly basis, with a final "true up" to

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occur six months after the date of replacement of the last block of ATAC Assumed
Policies that result in the issue of the CHESAPEAKE Issued Policies. In addition, CHESAPEAKE shall have the right to offset against any amounts due HMI hereunder (whether or not such amounts are liquidated or reduced to judgment) the amount of any moneys due it pursuant to the terms of the Asset Purchase Agreement (including without limitation any amounts due MEGA upon the making of any claim for indemnification under Section 12 thereof).

      8.5. CHESAPEAKE agrees to utilize actuarially acceptable reserving standards for determining claim liability under each ATAC Assumed Policy. Each of CHESAPEAKE and ATAC shall have the right to appoint an independent actuarial firm to review and assess CHESAPEAKE's reserving methodology and determination of claim liability with respect to the ATAC Assumed Policies during the Computation Period.

9.    Representations and Warranties.

      9.1. Representations and Warranties of ATAC. ATAC represents and warrants to CHESAPEAKE as follows:

            9.1.1. ATAC is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted (except that ATAC is subject to a number of regulatory orders affecting its certificate of authority in certain states or ability to issue new and/or renewal policies, including without limitation, a Corrective Action Order issued by the District of Columbia Department of Insurance restricting ATAC from issuing new policies until ATAC receives additional capital), and to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

            9.1.2. The execution, delivery and performance by ATAC of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by ATAC. This Agreement constitutes the valid and binding obligation of ATAC, legally enforceable against ATAC in accordance with its terms, except as such enforcement may be limited by bankruptcy, receivership, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

            9.1.3. The execution of and performance by ATAC of its obligations under this Agreement will not violate any provision of law or governmental rule or regulation, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (i) ATAC's Certificate of Incorporation, (ii) ATAC's by laws as currently in effect, (iii) any judgment, decree or order to which ATAC is bound or (iv) any agreement, contract, lease, indenture or other instrument to which ATAC is bound.

      9.2. Representations and Warranties of CHESAPEAKE. CHESAPEAKE represents and warrant to ATAC as follows:

            9.2.1. CHESAPEAKE is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently

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      conducted, and to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

            9.2.2. The execution, delivery and performance by CHESAPEAKE of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by CHESAPEAKE. This Agreement constitutes the valid and binding obligation of CHESAPEAKE, legally enforceable against CHESAPEAKE in accordance with its terms, except as such enforcement may be limited by bankruptcy, receivership, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

            9.2.3. The execution of and performance by CHESAPEAKE of its obligations under this Agreement will not violate any provision of law or governmental rule or regulation, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (i) CHESAPEAKE's Certificate of Incorporation, (ii) CHESAPEAKE's by-laws as currently in effect, (iii) any judgment, decree or order to which CHESAPEAKE is bound or (iv) any agreement, contract, lease, indenture or other instrument to which CHESAPEAKE is bound.

      9.3. Representations and Warranties of HMI. HMI represents and warrant to CHESAPEAKE as follows:

            9.3.1. HMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, and to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

            9.3.2. The execution, delivery and performance by HMI of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by HMI. This Agreement constitutes the valid and binding obligation of HMI, legally enforceable against HMI in accordance with its terms, except as such enforcement may be limited by bankruptcy, receivership, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

            9.3.3. The execution of and performance by HMI of its obligations under this Agreement will not violate any provision of law or governmental rule or regulation, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under (i) HMI's Certificate of Incorporation, (ii) HMI's by-laws as currently in effect, (iii) any judgment, decree or order to which HMI is bound or (iv) any agreement, contract, lease, indenture or other instrument to which HMI is bound.

10.   Indemnification.

      10.1. Indemnification by CHESAPEAKE. CHESAPEAKE agrees to indemnify and hold harmless each of HMI and ATAC and HMI's and ATAC's directors, officers, successors, agents, employees, partners, representatives, heirs, assigns, affiliates and subsidiaries harmless

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from and against any and all losses, damages (excluding punitive and consequential damages), liabilities, regulatory fines, penalties, costs and expenses (including, without limitation, attorneys' fees, investigation costs and all other reasonable costs associated with the defense thereof) (collectively, "Losses"), as incurred, arising out of or relating to (a) all of the rights and liabilities of ATAC under the ATAC Assumed Policies incurred on or after the Effective Date (including without limitation claims for insurance benefits thereunder, liability for agents' commissions thereunder, and any other liabilities and undertakings assumed by CHESAPEAKE hereunder with respect thereto); (b) breach of any of the other covenants or agreements to be performed by CHESAPEAKE hereunder; and (c) breaches of any representation or warranty made by CHESAPEAKE hereunder.

      10.2. Indemnification by ATAC and HMI. Each of HMI and ATAC agrees to indemnify and hold harmless CHESAPEAKE and CHESAPEAKE's directors, officers, successors, agents, employees, partners, representatives, heirs, assigns, affiliates and subsidiaries harmless from and against any and all Losses, as incurred, arising out of or relating to (a) all of the rights and liabilities of ATAC under the ATAC Assumed Policies incurred prior to the Effective Date (including without limitation claims for insurance benefits thereunder, liability for agents' commissions thereunder); (b) breach of any of the respective covenants or agreements to be performed by ATAC and HMI hereunder; and (c) breaches of any representation or warranty made by HMI or ATAC hereunder

      10.3. Conduct of Indemnification Proceedings.

            10.3.1. If any proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            10.3.2. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its

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      written consent, which consent shall not be unreasonably withheld. No
      Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding,

            10.3.3. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of a detailed written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

      11. Confidentiality. Each of the parties hereto agrees that the terms of this Agreement, the negotiations leading to this Agreement, and this Agreement shall be treated as strictly confidential, and that no such party shall disclose, disseminate, or publicize, or cause or permit to be disclosed, disseminated, or publicized the terms of this Agreement, the negotiations leading to this Agreement or the Agreement to any Person; provided, however, nothing hereunder shall be deemed to prevent or restrict disclosure of such information by a party (a) confidentially to such party's legal counsel and tax advisors under such circumstances where such persons have a need to know; (b) to the extent necessary to report income to appropriate taxing authorities; (c) to an applicable state department of insurance or other regulatory authority having jurisdiction over such party; and (d) in response to an order or subpoena of a court or governmental agency of competent jurisdiction, provided in such case that notice of receipt of any such order or subpoena shall be immediately communicated to the other parties hereto so that they may have an opportunity to intervene and assert their rights with respect to non-disclosure prior to such party's response to such order or subpoena. Notwithstanding the foregoing, the confidentiality obligations of this Section shall not apply to information (i) which either party is compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other mandatory requirements of law;
(ii) which can be shown to have been generally available to the public other than as a result of a breach of this Section; or (iii) which can be shown to have been provided to either party by a third party who obtained such information other than from the other party or other than as a result of a breach of this Section.

      12. Dispute Resolution.

            12.1. If any party to this Agreement has any claim, right or cause of action against any other party to this Agreement, which the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such party is for monetary damages or awards, shall be determined by arbitration in accordance with the provisions of this Section 12 and the Commercial Arbitration Rules of the American Arbitration Association.

            12.2. The party or parties requesting arbitration shall serve upon the other or others a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating a competent disinterested person (who shall be a then current or former officer of a life insurance company or reinsurance company) to act as an arbitrator. Within twenty
      (20) days after receipt of such written demand and nomination, the other party or parties shall, in writing, nominate a competent disinterested person, and the two (2) arbitrators so designated shall, within twenty
      (20)

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      days thereafter, select a third arbitrator. The three (3) arbitrators shall give immediate written notice of such selection to the parties and shall fix in said notice a time and place of the meeting of the arbitrators which shall be as soon as conveniently possible (but in no event later than twenty days after the appointment of the third arbitrator), at which time and place the parties to the controversy shall appear and be heard with respect to the right, claim or cause of action.

            12.3. In case the notified party or parties shall fail to make a selection upon notice within the time period specified, the party asserting such claim shall appoint an arbitrator on behalf of the notified party. If the first two (2) arbitrators selected shall fail to agree upon a third arbitrator within twenty (20) days after their selection, then such arbitrator may, upon application made by either of the parties to the controversy, be appointed by any judge of any United States court of record having jurisdiction in the State of Texas.

            12.4. Each party shall present such testimony, examinations and investigations in accordance with such procedures and regulations as may be determined by the arbitrators and shall also recommend to the arbitrators a monetary award to be adopted by the arbitrators as the complete disposition of such claim, right or cause of action. After hearing the parties in regard to the matter in dispute, the arbitrators shall adopt as their determination with respect to such claim, right or cause of action, within twenty (20) days of the completion of the examination, by majority decision signed in writing (together with a brief written statement of the reasons for adopting such recommendation), one of the recommendations submitted by the parties to the dispute and shall grant no other relief or remedy. The decision of said arbitrators, absent fraud, duress or manifest error, shall be final and binding upon the parties to such controversy and may be enforced in any court of competent jurisdiction.

            12.5. The expense and cost of such arbitration shall be borne by the party or parties whose recommendation was not adopted by the arbitrators. Each party shall pay the fees and expenses of its own counsel.

            12.6. Notwithstanding any other provisions of this Section 12 if a party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the party or parties asserting such claim, right or cause of action shall have no obligations under this Section 12 and may assert such claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 12 shall limit or restrict the ability of any party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

      13.   General Matters.

            13.1. Any notice, request, instruction or other document to be given hereunder shall be in writing and: (a) delivered personally; (b) sent by registered or certified United States mail, postage prepaid, return receipt requested; (c) sent by Federal Express or other similarly reputable overnight courier; or (d) transmitted by facsimile, according to the instructions set forth below. Such notices shall be sent to the following addresses and/or facsimile numbers and shall be deemed given:
      (w) if delivered personally, at the time delivered; (x) if sent by registered or certified United States mail, at the time deposited in the United States mail; (y) if sent by Federal Express or other similarly reputable overnight courier, at the time sent, or (z) if transmitted by facsimile, at the time when receipt is confirmed by the sending facsimile machine.

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                         If to CHESAPEAKE, to:

                         The Chesapeake Life Insurance Company
                         9151 Grapevine Hwy
                         North Richland Hills, Texas 76180
                         Attention: William J. Gedwed, Chairman

                         With a copy to:

                         UICI
                         9151 Grapevine Hwy
                         North Richland Hills, Texas 76180
                         Attention: Glenn W. Reed, Executive Vice President and
                                     General Counsel

                         If to ATAC, to:

                         American Travelers Assurance Company
                         c/o HealthMarket Inc.
                         20 Glover Ave.
                         5th Floor
                         Norwalk, Connecticut 06850

                         If to HMI, to:

                         HealthMarket Inc,
                         20 Glover Ave.
                         5th Floor
                         Norwalk, Connecticut 06850

      or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with the provisions of this
      Section 13.1.

            13.2. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersedes all prior written or oral agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

            13.3. The rights of each party under this Agreement shall not be assignable without the written consent of each of the other parties.

            13.4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.4 any right, remedy or claim under or by reason of this Agreement.

            13.5. Headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            13.6. This Agreement has been mutually prepared, negotiated and drafted by each of the parties hereto and thereto. The parties agree that the terms of this Agreement shall be construed and interpreted against each party in the same manner and that no such provisions shall be construed or interpreted more strictly against one party on the assumption that an instrument is to be construed more strictly against the party which drafted the agreement. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, pursuant to a written action by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            13.7. Regardless of whether the transactions provided for in this Agreement are consummated, each party hereto will pay its own costs and expenses incident to the negotiation, preparation and performance of this Agreement, including the fees, expenses and disbursements of its counsel, financial advisors, and accountants.

            13.8. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            13.9. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto.

            13.10. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of laws provisions that may direct the application of the laws of another jurisdiction.

            13.11. Subject to the provisions of Section 12 hereof, each of the parties hereby: (a) agrees that any action arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby shall be filed and shall proceed exclusively in the federal and state courts located in Dallas, Texas; (b) irrevocably consents to jurisdiction in such courts; and (c) waives any and all objections to jurisdiction and venue in such courts that they may have under the federal or state laws of the United States.

            13.12. The provisions of this Agreement are intended for the sole benefit of the parties hereto and shall not inure to the benefit of any other Person, other than successors and permitted assigns of parties hereto, whether as third party or otherwise.

                                     * * * *

      IN WITNESS WHEREOF, the undersigned have executed this Assumption Reinsurance and Marketing Agreement on the date first above written.

                                      AMERICAN TRAVELERS ASSURANCE COMPANY

                                      By:______________________________________
                                      Name:____________________________________
                                      Its:_____________________________________

                                      HEALTHMARKET INC.

                                      By:______________________________________
                                      Name:____________________________________
                                      Its:_____________________________________

                                      THE CHESAPEAKE LIFE INSURANCE COMPANY

                                      By:______________________________________
                                      Name:____________________________________
                                      Its:_____________________________________

                                 AMENDMENT No. 1

                TO ASSUMPTION REINSURANCE AND MARKETING AGREEMENT

      This Amendment No, 1 to Assumption Reinsurance and Marketing Agreement (this "Agreement"), dated March 1, 2005, is among The Chesapeake Life Insurance Company ("CHESAPEAKE"), an Oklahoma domiciled health and life insurance corporation and an indirect wholly owned subsidiary of UICI; HEI Exchange, Inc. (formerly HealthMarket Inc.), a Delaware corporation ("HMI"); and American Travelers Assurance Company ("ATAC"), a District of Columbia domiciled health and life insurance company and a wholly owned subsidiary of HMI.

      WHEREAS, CHESAPEAKE, HMI and ATAC have entered into an Assumption Reinsurance and Marketing Agreement, dated as of October 8, 2004 (the "Agreement"), pursuant to which ATAC ceded, and CHESAPEAKE reinsured on an assumption basis, 100% of the liability associated with certain ATAC Assumed Policies (as such term is defined in the Agreement);

      WHEREAS, CHESAPEAKE, HMI and ATAC desire to amend the Agreement in accordance with the terms hereof;

      NOW THEREFORE, for and in consideration of the mutual agreements and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to them in the Agreement.

      2. Amendments. Effective as of October 8, 2004, Sections 8.2, 8.3 and 8.4 of the Agreement are hereby deleted in their entirety and the following new Sections 8.2, 8.3 and 8.4 shall be and are hereby inserted in lieu thereof:

            "8.2 CHESAPEAKE agrees to pay to HMI a fee (the "Replacement Fee") in an amount equal to 15% of annualized premium associated with each CHESAPEAKE Issued Policy, such Replacement Fee to be paid in cash on the last day of the calendar month immediately following the month during which CHESAPEAKE first receives premium with respect to such CHESAPEAKE Issued Policy.

            8.3 As hereinafter provided. CHESAPEAKE and HMI agree to make an adjustment to the Replacement Fee based on the cumulative profit/loss performance of each ATAC Assumed Policy during the period commencing on the Effective Date and ending on the date such ATAC Assumed Policy terminates (the "Computation Period").

                  8.3.1 HMI shall owe CHESAPEAKE (a "Loss Adjustment") with
            respect to an ATAC Assumed Policy if and to the extent that there is a positive difference between (a) the actual Incurred Claims with respect to such ATAC Assumed Policy during the Computation Period and (b) the Incurred Claims that would have been paid with respect to such ATAC Assumed Policy during the Computation Period assuming the Membership Med-Loss Ratio during the Computation Period was 78.0%; or

                  8.3.2. CHESAPEAKE shall owe HMI (a "Profit Adjustment") with respect to an ATAC Assumed Policy if and to the extent that there is a positive difference between (a) the Incurred Claims that would have been paid with respect to such ATAC Assumed Policy assuming the Membership Med-Loss Ratio during the Computation Period was 77.0% and (b) the actual Incurred Claims with respect to such ATAC Assumed Policy during the Computation Period; or

                  8.3.3 There shall be no Loss Adjustment or Profit Adjustment on any ATAC Assumed Policy if the terms of neither Sections 8.3.1 nor 8.3.2 shall be applicable.

                  8.3.4. The calculation of the aggregate Profit Adjustments and
            Loss Adjustments on all ATAC Assumed Policies shall be made on a quarterly basis, and for purposes of payment hereunder Profit Adjustments and Loss Adjustments may be netted against each other and the resulting amount due to (from) CHESAPEAKE netted against (added to) the Replacement Fee payable from time to time by CHESAPEAKE to ATAC in accordance with the terms of Section 8.2 above. A final "true up" shall occur with respect to the Profit Adjustment and Loss Adjustment applicable to ATAC Assumed Policies six months after the last ATAC Assumed Policy shall have lapsed or terminated.

            8.4. CHESAPEAKE shall have the right to offset against any amounts due HMI under this Agreement (whether or not such amounts are liquidated or reduced to judgment) the amount of any moneys due it pursuant to the terms of the Asset Purchase Agreement (including without limitation any amounts due MEGA upon the making of any claim for indemnification under
      Section 12 thereof)."

      3. General Matters.

            3.1. Except to the extent as herein amended or supplemented, the terms of the Agreement are confirmed in all respects and shall be and remain in full force and effect.

            3.2. This Amendment No. 1 contains the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersedes all prior written or oral agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

            3.3. Headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            3.4. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice of laws provisions that may direct the application of the laws of another jurisdiction.

                                      ****

      IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Assumption Reinsurance and Marketing Agreement on the date first above written.

                                       AMERICAN TRAVELERS ASSURANCE COMPANY

                                       By: /s/ Stephen F. Wiggins
                                           -----------------------
                                       Name: Stephen F. Wiggins
                                       Its: President

                                       HEI EXCHANGE, INC.
                                       (formerly HealthMarket Inc.)

                                       By: /s/ Stephen F. Wiggins
                                           -----------------------
                                       Name: Stephen F. Wiggins
                                       Its: President

                                       THE CHESAPEAKE LIFE INSURANCE COMPANY

                                       By: /s/ Glenn W. Reed
                                           -----------------------
                                       Name: Glenn W. Reed
                                       Its: Vice President

                                      -3-